Exhibit 99.3

MAX CAPITAL GROUP LTD. ANNOUNCES $0.10 DIVIDEND

HAMILTON, BERMUDA, November 4, 2009—Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) announced today that the Company’s Board of Directors, at a meeting held on November 3, 2009, declared a dividend of $0.10 per share. The dividend is payable on November 30, 2009, to shareholders of record as of November 16, 2009.

Operating from offices in Bermuda, Ireland, the USA and at Lloyd’s, Max Capital Group Ltd. is a global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers, and life and health insurers.

This release includes statements about future economic performance, finances, expectations, plans and prospects of Max Capital Group Ltd. that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by the Company with the SEC. The Company undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts Susan Spivak Bernstein Senior Vice President susan.spivak@maxcapservices.com 1-212-898-6640	Roanne Kulakoff Kekst and Company roanne-kulakoff@kekst.com 1-212-521-4837